UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 5, 2004
(November 4, 2004)

AIRNET SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-13025	31-1458309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3939 International Gateway, Columbus, Ohio  43219

(Address of principal executive offices) (Zip Code)

(614) 237-9777

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.06.                                              Material Impairments

On November 4, 2004, the Board of Directors of AirNet Systems, Inc. (the “Registrant”) concluded, upon the recommendation of the Audit Committee, that non-cash impairment charges in the aggregate pre-tax amount of $47.0 million ($31.0 million after-tax) were required to be recorded in respect of the Registrant’s cargo business.  The impairment charges, which impact the Registrant’s cargo aircraft assets by $43.0 million and goodwill by $4.0 million, were caused by changing conditions in the Registrant’s Bank services business and will be recorded for the quarterly period ended September 30, 2004.  The charge will not result in future cash expenditures.

The non-cash impairment charges will be recorded in accordance with Statements of Financial Accounting Standards No. 142 and 144 and are primarily based on recent industry trends which confirm adoption of electronic alternatives to the physical movement of cancelled checks at a more rapid pace than previously anticipated by the industry.  The effectiveness of the Check 21 Act in October 2004 will contribute to this trend.  The Registrant’s cargo airline was originally designed, and continues to operate, primarily to meet the needs of Bank services customers.  The Registrant believes that its airline capacity will exceed future demand, creating an impairment of the aircraft and related assets.  The impairment also reflects the overall decline in the market values of the aircraft in its cargo fleet which have not recovered as in previous economic cycles.

The Registrant issued a news release on November 5, 2004 announcing the non-cash impairment charges to be recorded.  The news release is included as Exhibit 99 to this Current Report on Form 8 K.

Section 7 - Regulation FD

Item 7.01.  Regulation FD Disclosure

On November 5, 2004, the Registrant announced that it would be recording non-cash impairment charges in the aggregate pre-tax amount of $47.0 million ($31.0 million after-tax) in respect of the Registrant’s cargo business for the quarterly period ended September 30, 2004.  Please see the discussion in Item 2.06 of this Current Report on Form 8 K which is incorporated herein by reference.

The Registrant has previously reported that it believes its Bank services revenues will decline as a result of Bank customers’ migration from electronic alternatives to the physical movement of cancelled checks.  Although the exact timing of the volume declines and the impact on revenues is still difficult to predict, market data and other disclosures by the Federal Reserve indicate that cancelled check volume declines are accelerating.  As a result of these factors, the Registrant is planning for a significant decrease in cancelled check volume and related Bank services revenues beginning in 2006 or 2007.

The Registrant remains committed to providing best-in-class service to its Bank, Express and Passenger Charter customers.  It is aggressively pursuing growth and diversification opportunities in several markets.  The Registrant will continue to analyze strategic alternatives for its transition and will consider the use of an investment banker in the development and evaluation of those alternatives.

Section 9 — Financial Statements and Exhibits

Item 9.01.               Financial Statements and Exhibits.

(a)           Not Applicable.

(b)           Not Applicable.

(c)           Exhibits.  The following exhibit is being filed with this Current Report on Form 8-K:

Exhibit No.	Description
99	News Release issued by AirNet Systems, Inc. on November 5, 2004

[Remainder of page intentionally left blank;

signature on following page.]

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRNET SYSTEMS, INC.

Dated: November 5, 2004	By:	/s/ Gary W. Qualmann
Gary W. Qualmann
Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS

Current Report on Form 8-K

Dated November 5, 2004

AirNet Systems, Inc.

Exhibit No.	Description
99	News Release issued by AirNet Systems, Inc. on November 5, 2004